Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

Cbeyond Reports Second Quarter 2006 Results

Results Driven by Accelerated Growth in Customers and Revenue

ATLANTA (August 3, 2006)—Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice, broadband, and mobile services to small businesses, today announced its second quarter 2006 results.

Recent financial and operating highlights include the following:

•	Strong second quarter revenue growth with revenues of $52.5 million, up 37.6% over the second quarter of 2005. The second quarter of 2006 included a $0.9 million positive adjustment relating to customer promotional liabilities recorded in prior periods;

•	Net income of $1.4 million, including non-cash stock-based compensation expense of $1.3 million recorded under SFAS No. 123R, which was adopted during the first quarter of 2006;

•	Adjusted EBITDA (a non-GAAP measure) of $9.4 million during the second quarter of 2006, an increase of 63.2% from the second quarter of 2005, or $8.5 million excluding the effect of the revenue adjustment;

•	Rapid growth in customers with 1,805 net customer additions, bringing the total customers in Cbeyond’s six markets to 23,714; and,

•	An increase in average monthly revenue per customer location (ARPU) to $768, or $755 excluding the effect of the revenue adjustment, up from $751 in the prior quarter, driven by continued growth in application use per customer.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three months and six months ended June 30, 2005, and 2006 include the following:

	For the Three Months Ended June 30,
	2005	2006	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$38,182	$52,534	$14,352	37.6%
Operating expenses	$38,471	$51,269	$12,798	33.3%
Operating income (loss)	$(289)	$1,265	$1,554	N/M
Net income (loss) before dividends	$(932)	$1,406	$2,338	N/M
Capital expenditures	$6,626	$11,534	$4,908	74.1%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	17,435	23,714	6,279	36.0%
Net additions	1,457	1,805	348	23.9%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer location	$762	$768	$6	0.8%
Adjusted EBITDA (in thousands)	$5,756	$9,391	$3,635	63.2%

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CBEY Reports Second Quarter 2006 Results

August 3, 2006

	For the Six Months Ended June 30,
	2005	2006	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$73,358	$100,112	$26,754	36.5%
Operating expenses	$74,764	$99,021	$24,257	32.4%
Operating income (loss)	$(1,406)	$1,091	$2,497	N/M
Net income (loss) before dividends	$(2,508)	$1,426	$3,934	N/M
Capital expenditures	$10,364	$22,545	$12,181	117.5%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	17,435	23,714	6,279	36.0%
Net additions	2,722	3,367	645	23.7%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer location	$761	$757	$(4)	(0.5)%
Adjusted EBITDA (in thousands)	$10,398	$16,576	$6,178	59.4%

Management Comments

“We were pleased to report another solid quarter of financial results, but the real story was our rapid growth in customers and application usage, coupled with the continued strength in ARPU,” said Jim Geiger, chief executive officer of Cbeyond. “We recorded strong sales across all our markets, including our earliest ones where we’ve been in business four to five years. And our applications used per customer climbed to 5.2, contributing to our positive trend in ARPU and high customer retention rate.”

Second Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $52.5 million for the second quarter of 2006, an increase of 37.6% from the second quarter of 2005. Revenues included a $0.9 million positive adjustment relating to customer promotional liabilities recorded in prior periods. These promotional obligations were recorded at their maximum amount in prior periods due to the lack of sufficient historical experience required under U.S. generally accepted accounting principles (GAAP) to estimate the amounts that would ultimately be claimed by customers. Going forward, revenues recorded in current periods will include estimates of breakage arising from each type of sales promotion for which the company has sufficient experience to make estimates under GAAP.

ARPU, or average revenue per customer location, was $768 in the second quarter, as compared to $751 in the first quarter of 2006. Excluding the $0.9 million revenue adjustment described above, ARPU was $755 in the second quarter, an increase of 0.5% from the first quarter of 2006. While Cbeyond had previously expected that ARPU would decline moderately through at least 2006, ARPU increased in the quarter due to added revenue from our mobile service and an acceleration in the use of other value-added applications.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 69.1% in the second quarter of 2006 as compared with 70.2% in the second quarter of 2005. Excluding the revenue adjustment described above, gross margin in the second quarter of 2006 was 68.5%. Cost of service included $0.5 million in expenses associated with network changes relating to the Triennial Review Remand Order (TRRO), which were substantially completed in the quarter. In addition, gross margin was negatively impacted by mobile handset subsidies expensed in connection with sales of mobile service to our customers and historically typical early stage results in our newly opened Los Angeles market, which we believe is beginning to increase its revenue base to cover the early cost of service in the market.

Income from Operations and Adjusted EBITDA

Cbeyond reported income from operations of approximately $1.3 million in the second quarter of 2006 compared with a loss from operations of $0.3 million in the second quarter of 2005. As of January 1, 2006, Cbeyond adopted SFAS No. 123R. The income from operations of $1.3 million in the second quarter of 2006 includes $1.3 million in non-cash stock-based compensation expense as calculated using the fair value method under SFAS No. 123R, while the loss from operations of $0.3 million in the second quarter of 2005 includes $0.1 million in non-cash stock-based compensation as calculated using the intrinsic method under APB No. 25. As these are two different methodologies used for calculating non-cash stock-based compensation, they are not comparable.

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CBEY Reports Second Quarter 2006 Results

August 3, 2006

For the second quarter of 2006, adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, was $9.4 million, an improvement of 63.2% over adjusted EBITDA of $5.8 million in the second quarter of 2005. Excluding the adjustment to revenue of $0.9 million described above, adjusted EBITDA for the second quarter of 2006 was $8.5 million. Adjusted EBITDA excludes the impact to EBITDA of non-cash stock-based compensation expense, loss on disposal of property and equipment, and gain on early retirement of debt.

Net Income

Cbeyond reported net income of $1.4 million for the second quarter of 2006 as compared to a net loss of $0.9 million and a net loss available to common stockholders of $3.4 million for the second quarter of 2005.

Cash and Marketable Securities

Cash, cash equivalents and marketable securities amounted to $32.0 million at the end of the second quarter of 2006, as compared to $29.5 million at the end of the first quarter of 2006.

Capital Expenditures

Capital expenditures were $11.5 million during the second quarter of 2006, compared to $11.0 million in the first quarter of 2006.

Business Outlook for 2006

Based on results for the first half of 2006, Cbeyond has updated its guidance for the year 2006, as follows:

	Prior Guidance	Current Guidance
Revenues	At least $206 million	At least $212 million
Adjusted EBITDA	At least $30 million	At least $32 million
Capital expenditures	$42 million	$42 million

Conference Call

Cbeyond will hold a conference call to discuss this press release Thursday, August 3, 2006, at 5:00 p.m. ET. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the Web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (866) 558-6338 (for domestic U.S. callers) and (213) 785-2437 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for a year.

About Cbeyond

Cbeyond (NASDAQ: CBEY) is an Atlanta-based managed services provider that delivers integrated packages of voice, mobile and broadband services to small businesses in Atlanta, Chicago, Dallas, Denver, Houston and Los Angeles. Cbeyond offers core communications services such as local and long-distance voice, mobile and broadband Internet access along with enhanced applications, including voicemail, email, Web hosting, fax-to-email, data backup, file-sharing, VPN and more. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: changes in federal or state regulation that affects the Company; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; competitive factors; the need to balance the

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CBEY Reports Second Quarter 2006 Results

August 3, 2006

recruitment and retention of experienced management and personnel with the maintenance of high labor utilization; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; the inability to attract sufficient customers in new markets; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; and general economic and business conditions.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP.

SCHEDULE I

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States, or GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization expenses, excluding non-cash stock option compensation, write-off of public offering costs and gain recognized on troubled debt restructuring, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash stock option compensation, which is a non-cash expense that varies widely among similar companies. The following information includes a reconciliation of total adjusted EBITDA to net income (loss):

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CBEY Reports Second Quarter 2006 Results

August 3, 2006

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Revenues:
Customer revenue	$37,178	$50,939	$71,304	$97,398
Terminating access revenue	1,004	1,595	2,054	2,714

Total revenue	38,182	52,534	73,358	100,112

Operating expenses:
Cost of service	11,380	16,253	21,824	31,251
Selling, general and administrative	21,113	28,152	41,288	54,329
Depreciation and amortization	5,978	6,864	11,652	13,441

Total operating expenses	38,471	51,269	74,764	99,021

Operating income (loss)	(289)	1,265	(1,406)	1,091

Other income (expense):
Interest income	260	409	508	799
Interest expense	(684)	(38)	(1,315)	(46)
Loss on disposal of property and equipment	(194)	(136)	(273)	(293)
Other income (expense), net	(25)	—	(22)	—

Total other income (expense)	(643)	235	(1,102)	460

Income before taxes	(932)	1,500	(2,508)	1,551

Income taxes	—	(94)	—	(125)

Net income (loss)	(932)	1,406	(2,508)	1,426

Dividends accreted on preferred stock	(2,484)	—	(4,869)	—

Net income (loss) available to common stockholders	$(3,416)	$1,406	$(7,377)	$1,426

Earnings (loss) per common share
Basic	$(21.96)	$0.05	$(50.18)	$0.05
Weighted average number of common shares outstanding
Basic	156	26,760	147	26,696

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CBEY Reports Second Quarter 2006 Results

August 3, 2006

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2005	June 30, 2006
ASSETS
Current Assets
Cash and cash equivalents	$27,752	$29,007
Marketable securities	10,170	3,000
Accounts receivable, net of allowance for doubtful accounts of $1,811 and $1,945 as of December 31, 2005 and June 30, 2006, respectively	10,688	14,196
Other assets	4,328	5,869

Total current assets	52,938	52,072

Property and equipment, gross	142,973	164,389
Less: accumulated depreciation	(85,905)	(98,496)

Property and equipment, net	57,068	65,893
Other assets	4,826	4,022

Total assets	$114,832	$121,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,364	$5,065
Other accrued liabilities	29,989	36,208
Current portion of capital lease obligations	382	195

Total current liabilities	39,735	41,468

Deferred installation revenue	511	548
Stockholders’ equity
Common stock	266	270
Deferred stock compensation	(701)	(33)
Additional paid-in capital	230,797	234,084
Accumulated deficit	(155,776)	(154,350)

Total stockholders’ equity	74,586	79,971

Total liabilities and stockholders’ equity	$114,832	$121,987

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CBEY Reports Second Quarter 2006 Results

August 3, 2006

CBEYOND, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except where noted)

(Unaudited)

	Jun. 30 2005	Sept. 30 2005	Dec. 31 2005	Mar. 31 2006	Jun. 30 2006
Revenues
Atlanta	$13,046	$13,874	$14,443	$14,863	$15,932
Dallas	10,321	10,840	11,402	11,901	12,690
Denver	11,660	12,445	12,977	13,769	14,773
Houston	2,862	3,592	4,331	5,217	6,302
Chicago	293	652	1,183	1,820	2,636
Los Angeles	—	—	—	8	201

Total revenues	$38,182	$41,403	$44,336	$47,578	$52,534

Operating profit (loss)
Atlanta	$6,016	$6,772	$5,978	$7,173	$7,993
Dallas	3,113	3,646	4,103	3,900	4,277
Denver	4,779	5,234	5,397	6,077	6,643
Houston	(301)	197	397	538	1,349
Chicago	(1,976)	(1,999)	(615)	(1,382)	(965)
Los Angeles	—	—	(382)	(1,029)	(1,585)
Corporate	(11,920)	(12,470)	(13,529)	(15,451)	(16,447)

Total operating profit (loss)	$(289)	$1,380	$1,349	$(174)	$1,265

Adjusted EBITDA
Atlanta	$7,540	$8,249	$7,384	$8,640	$9,386
Dallas	4,455	4,957	5,336	5,278	5,644
Denver	6,085	6,544	6,701	7,346	7,919
Houston	74	631	936	1,120	2,001
Chicago	(1,822)	(1,794)	(358)	(1,081)	(615)
Los Angeles	—	—	(382)	(1,029)	(1,438)
Corporate	(10,576)	(11,022)	(11,773)	(13,089)	(13,506)

Total adjusted EBITDA	$5,756	$7,565	$7,844	$7,185	$9,391

Adjusted EBITDA margin (market-level)
Atlanta	57.8%	59.5%	51.1%	58.1%	58.9%
Dallas	43.2%	45.7%	46.8%	44.3%	44.5%
Denver	52.2%	52.6%	51.6%	53.4%	53.6%
Houston	2.6%	17.6%	21.6%	21.5%	31.8%
Chicago	N/M	N/M	(30.3)%	(59.4)%	(23.3)%
Los Angeles	N/M	N/M	N/M	N/M	N/M

Adjusted EBITDA margin (as % of total revenue)
Corporate	(27.7)%	(26.6)%	(26.6)%	(27.5)%	(25.7)%
Total	15.1%	18.3%	17.7%	15.1%	17.9%

Capital expenditures
Atlanta	$1,365	$1,046	$1,935	$1,396	$1,655
Dallas	816	894	1,795	2,482	2,180
Denver	1,043	1,047	1,047	1,747	1,134
Houston	1,142	894	1,492	1,217	787
Chicago	1,029	879	727	745	698
Los Angeles	93	252	1,786	847	816
Corporate	1,138	1,796	3,812	2,577	4,264

Total capital expenditures	$6,626	$6,808	$12,594	$11,011	$11,534

Other Operating Data
Customers (at period end)	17,435	18,897	20,347	21,909	23,714
Net additions	1,457	1,462	1,450	1,562	1,805
Average monthly churn rate	1.0%	1.0%	0.9%	1.0%	1.0%
Average monthly revenue per customer location	$762	$760	$753	$751	$768

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CBEY Reports Second Quarter 2006 Results

August 3, 2006

CBEYOND, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Jun. 30 2005	Sept. 30 2005	Dec. 31 2005	Mar. 31 2006	Jun. 30 2006
Reconciliation of Adjusted EBITDA to Net income (loss):
Total Adjusted EBITDA for reportable segments	$5,756	$7,565	$7,844	$7,185	$9,391
Depreciation and amortization	(5,978)	(6,097)	(6,411)	(6,577)	(6,864)
Non-cash stock option compensation	(67)	(88)	(84)	(782)	(1,262)
Interest income	260	374	443	390	409
Interest expense	(684)	(730)	(379)	(8)	(38)
Gain on early retirement of debt	—	—	4,060	—	—
Loss on disposal of property and equipment	(194)	(109)	(157)	(157)	(136)
Other income (expense), net	(25)	13	—	—	—
Income taxes	—	—	—	(31)	(94)

Net income (loss)	$(932)	$928	$5,316	$20	$1,406

		Three Months Ended June 30,		Six Months Ended June 30,
		2005	2006	2005	2006
Reconciliation of Adjusted EBITDA to Net income (loss):
Total Adjusted EBITDA for reportable segments		$5,756	$9,391	$10,398	$16,576
Depreciation and amortization		(5,978)	(6,864)	(11,652)	(13,441)
Non-cash stock option compensation		(67)	(1,262)	(152)	(2,044)
Interest income		260	409	508	799
Interest expense		(684)	(38)	(1,315)	(46)
Gain on early retirement of debt		—	—	—	—
Loss on disposal of property and equipment		(194)	(136)	(273)	(293)
Other income (expense), net		(25)	—	(22)	—
Income taxes		—	(94)	—	(125)

Net income (loss)		$(932)	$1,406	$(2,508)	$1,426

*        *        *        *        *

Except for historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The specific forward-looking statements cover Cbeyond’s expectations for revenue, EBITDA, as adjusted, and capital expenditures for the fiscal year 2006. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cbeyond’s filings with the Securities and Exchange Commission.

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